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                                                                   Exhibit 10.13

                              DISTRIBUTOR AGREEMENT

American Soil Technologies, Inc., having its main office at 215 N. Marengo, Suite 110, Pasadena, CA 91101 (hereinafter called "ASTI"), hereby appoints and authorizes: The Pacific Tree Company a California LLC, having its main office at office at 3100 21st St. # 102 Bakersfield, California 93301 (hereinafter called "Distributor"), to act as a distributor to sell on an exclusive basis, in the United States and other regions as set forth in Schedule I hereto (the Territory) in the planting and maintenance of the Paulownia Megafolia Tree, products listed on Schedule II hereto (the "Products"). Distributor hereby accepts this appointment and agrees to purchase and resell the Products under the terms and conditions set forth below.

         1. Term.

This Agreement shall become effective upon its execution by both parties hereto. Upon execution, this Agreement shall remain in effect for an initial term of three (3) years ("Initial Term"). This Agreement shall automatically renew for successive one (1) year terms unless either party notifies the other in writing at least thirty (30) days prior to the end of any term that they do not wish to renew this Agreement.

Sections 6, 7 and 9 shall survive termination hereof.

         2. Primary Trade Area.

The Distributor's primary trade area is the United States and other areas as developed. Distributor acknowledges that it is an exclusive distributor of the Products in its Territory for the Paulownia Megafolia Tree only.

         3. Minimum Quantity.

Distributor will be required to purchase a minimum quantity of three (3) full pallets of the Products ordered and a minimum of ten (10) full pallets on an annual basis. ASTI's account manager must approve delivery destinations. Distributor may stock Products at the locations described on Schedule III hereto and shall not stock Products at any other locations without prior written permission from ASTI's account manager.

         4. Monthly Reports.

Distributor shall provide a monthly sales report showing the Product volume sold and destination of all Products sold by the Distributor on the fifth (5th) business day of the month following the month in which the sales occurred in a form agreed upon by the parties.

         5. Direct Purchases.

Any direct purchases of Products from ASTI by Distributor shall be made pursuant to a written purchase order and be governed by ASTI's price, delivery, payment and other terms then in effect. Additional terms and conditions are as set forth on ASTI's invoices. No inconsistent



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terms in any purchase order, acknowledgement or transmittal or confirming document shall be effective to alter the terms of this Agreement.

6. Security Interest

For each location where it will maintain an inventory of Products, Distributor will execute such financing statements and any amendments and extensions thereof and other documents as ASTI may request in order to perfect ASTI's security interest in the Products and to take other actions reasonably required by ASTI. Distributor hereby grants to ASTI a first priority security interest in the Products, all Products hereafter acquired by the Distributor, the proceeds from the sale of the Products and in the accounts receivable generated by sales of the Products to secure payment by Distributor of the price of the Products purchased pursuant to this Agreement. Distributor will keep the Products free of all liens and encumbrances. During the term hereof and upon termination of this Agreement, ASTI shall have the rights and remedies of a secured party.

7. Storage and Insurance.

Distributor shall properly and securely store the Products. Distributor shall provide adequate insurance coverage acceptable to ASTI, in an amount determined by ASTI from time to time, insuring the Products against loss or damage due to fire, theft or other casualties. Such insurance policy shall list ASTI as a joint loss payee. Distributor shall forward to ASTI a certificate from Distributor's insurer evidencing such coverage within ten (10) days of such a request. Distributor shall be responsible for any damage to, or any failure to account for Products, unless the damage or failure to account for the same is directly attributable to the acts or omissions of ASTI.

8. Sales Support.

Distributor shall support all sales of the Products in a commercially reasonable manner as is customary in the industry and appropriate for each sale, including but not limited to: maintaining inventory, maintaining a sales force, developing a marketing and sales plan with ASTI's account manager, and post-sale follow up with ASTI's account manager.

9. General Provisions.

A. The provisions of this Agreement shall apply to all Products shipped to Distributor under any prior agreement with ASTI as well as Products shipped to Distributor on or after the date hereof.

B. Any notice to be given hereunder shall be in writing and delivered personally, sent by fax, sent by reputable courier service, or sent by certified or registered mail, postage prepaid, return receipt requested, addressed to the party concerned at the following address:

If to ASTI:

American Soil Technologies, Inc.
215 N. Marengo, Suite 110,
Pasadena, CA 91101
Attn: President



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Telephone No.:    (626) 793-2435
Telecopier No.:   (626) 568-1629

With a copy to:

Carl P. Ranno
Telephone No.:    (602) 493-0369
Telecopy No.:     (602) 493-5119

If to Distributor:

The Pacific Tree Company
21st St. # 102
Bakersfield, California 93301
Attn:    Dennis Beeson

Telephone No.:    (661) 872 5199
Telecopy No.:     (661) 301 7208

Any party may change its address for purposes of this Agreement by notice given in compliance with this paragraph. All such notices, requests, demands and communications shall be deemed to have been given on the date of delivery if personally delivered, sent by fax or sent by reputable courier service; or on the tenth (10th) business day following the mailing thereof if sent by mail, postage prepaid.

C. This Agreement shall be governed by and construed in accordance with the internal substantive laws and judicial decisions of the State of California without giving effect to its conflict of laws provisions.

D. Each party hereto consents to the exclusive jurisdiction of either the Superior Court of Los Angeles County, California or the United States District Court for the Middle District of California as the proper forum for purposes of any action brought under or as the result of a breach of this Agreement, and they each waive any objection thereto. The parties hereto each further consent and agree that the venue of any action brought under or as a result of a breach of this Agreement shall be proper in either of the above-named courts and they each waive any objection thereto.

E. This Agreement shall be binding upon, and shall be for the benefit of, the parties and their respective successors and permitted assigns; provided, however, that Distributor may not assign this Agreement without ASTI's prior written consent. Failure of either party to enforce at any time the provisions of this Agreement shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce such provisions.

F. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and replaces all other understandings and agreements, whether oral or in writing, previously entered into by the parties with respect to such subject matter. This Agreement will not be amended or modified in any way except by an agreement in writing signed by duly authorized representatives of the parties.



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IN WITNESS WHEREOF, the parties have executed this Agreement.

DISTRIBUTOR:

The Pacific Tree Company


By: /s/ Dennis Beeson                             Date June 26, 2003
    --------------------------------                   -------------
    Dennis Beeson


American Soil Technologies, Inc.


By  /s/ Carl P. Ranno                             Date June 26, 2003
    --------------------------------                   -------------
    Carl P. Ranno, Its President/CEO




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                                   Schedule I

                                    Territory

United States and other regions as developed by the Distributor and added hereto





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                                   Schedule II

                                    Products

The products to be distributed pursuant to this Agreement are Agriblend (TM), Nutrimoist (TM)L, Extend(TM) (a liquid PAM), STOCKOSORB(R) F, STOCKOSORB(R) C, STOCKOSORB(R) M, STOCKOSORB(R) F and STOCKOPAM(R), Bio-Nutrients.



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                                  Schedule III
                                    Locations


The products will be stored at Bakersfield, California and other locations as may be added hereto from time to time.





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